Exhibit 99.2

June 2019 Regulatory Update NASDAQ SESN June 10, 2019

FORWARD - LOOKING STATEMENTS This presentation contains forward - looking statements that involve substantial risks and uncertainties . All statements, other than statements of historical facts, contained in this presentation, including statements regarding our strategy, future operations, clinical development of our protein therapies, timing or probability of regulatory approval, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward - looking statements . The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 , although not all forward - looking statements contain these identifying words . We may not actually achieve the plans, intentions or expectations disclosed in our forward - looking statements, and you should not place undue reliance on our forward - looking statements . Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward - looking statements we make as a result of various important factors, including : the uncertainties inherent in the initiation and conduct of clinical trials, the possibility that the available preliminary data of the Phase 3 VISTA Trial are not indicative of final data from all patients in the Phase 3 VISTA Trial and/or that the final data may not be positive with regard to the safety or efficacy of Vicinium ® , the possibility that the FDA may require a change in our registration strategy and/or that the safety or efficacy data for Vicinium submitted as part of a BLA may not be considered sufficient by the FDA, our ability to successfully develop our product candidates and complete our planned clinical programs, the potential advantages or favorability of our product candidates, our ability to obtain marketing approvals for our product candidates, expectations regarding our ongoing clinical trials, availability and timing of data from clinical trials, the adequacy of any clinical models, expectations regarding regulatory approvals, our ability to obtain, maintain and protect our intellectual property for our technology and products, other matters that could affect the financial performance of the Company, other matters that could affect the availability or commercial potential of the Company’s product candidates, expectations regarding the adequacy of our existing capital resources to fund our operating plan into 2020 , and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10 - K, and other reports on file with the Securities and Exchange Commission (SEC) . The forward - looking statements contained in this presentation are made as of the date hereof, and Sesen Bio assumes no obligation to update any forward - looking statements whether as a result of new information, future events, or otherwise except as required by applicable law . 2

OUR PATH FORWARD STARTS WITH THE PATIENT JOURNEY

Patient surveys have shown that the experience of those with bladder cancer is one of the poorest when compared to other cancers.[1]



BLOOD IN URINE
See PCP; therapeutic trial of antibiotics prescribed
See blood in urine; try different antibiotic
Still see blood in urine
Confusion and concern on problem
Begin tests
Referred to Urologist
CT Scan
Cytology
Cystoscopy
Bladder MRI
TURBT
Fear, anxiety
DIAGNOSIS
Shock and emotional struggle
Preparing for 1st cancer treatment
BCG
Testing
Hope treatment is working
BCG
BCG again
Testing
Fear cancer is progressing
BCG again
More testing
TUMOR HAS RECURRED
BCG has failed
What's next?
Urologist visit
Urologist recommends bladder removal
BLADDER REMOVAL
?
LIFE WITH CANCER
?

"Radical cystectomy is associated with significant morbidity and mortality and a negative impact on quality of life, and many patients actually refuse or are ineligible for cystectomy."[2]

[1] US National Library of Medicine National Institutes of Health. *The patients' experience of a bladder cancer diagnosis: a systematic review of the qualitative evidence.* 2017.
[2] Ronald de Wit, MD, PhD, group leader of the Experimental Systematic Therapy of Urogenital Cancers program at Erasmus MC Cancer Institute, Rotterdam, The Netherlands, ESMO 2018.

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2019 Outlook 4 March 31, 2019 March 31, 2018 Cash and Cash Equivalents $42.4M $19.7M Cash runway into 2020, with no outstanding debt • As of 6/7/2019: $3.4M in additional cash proceeds from shares issued pursuant to warrant exercises* Recent milestones with FDA Type of FDA Meeting Completed Meeting Date Type C CMC Meeting May 20, 2019 Type B Pre - BLA Meeting June 6, 2019 *As of March 31, 2019, the Company had outstanding warrants to purchase 9.3M shares of common stock at a weighted average exe rci se price of $1.17 per share. Subsequent to March 31, 2019 through June 7, 2019, 3.3M shares of common stock were issued upon warrant exercises, which resulted in aggregate net proceeds to the Company of $3.4M.

2019 Regulatory Update for Vicinium for NMIBC 5 May 20 th Type C CMC Meeting: FDA Accepts Analytical Comparability Plan to Support the BLA and Commercialization of Vicinium for NMIBC • Reached alignment with FDA on primary objective of meeting: acceptance of analytical comparability plan for commercial supply of Vicinium to support the significant global demand – No additional clinical trials deemed necessary at this time, subject to final comparability data to be included in the BLA submission June 6 th Type B Pre - BLA Meeting: FDA Recommends Accelerated Approval Pathway and Rolling Review • Reached alignment with FDA on key objectives for the approval path of Vicinium including: – Review under Accelerated Approval Pathway – No additional clinical trials necessary at this time for purposes of a BLA submission – Nonclinical data, clinical pharmacology data, and the safety database are sufficient to support a BLA submission – Rolling Review of submission along with plans to initiate submission of the BLA in the fourth quarter of 2019 • Two additional meetings with the FDA planned for 2H 2019: – Type B CMC meeting to discuss the submission strategy of the CMC module – Type C meeting to discuss the details of a post - marketing confirmatory trial in support of the Accelerated Approval Pathway for Vicinium • Initiation of BLA submission in the fourth quarter of 2019 • Expected meeting and review with the FDA Oncologic Drug Advisory Committee post BLA submission • Potential OUS partnerships as early as 1H 2020 Upcoming Milestones

Source: FDA Guidance: BCG - Unresponsive Non - muscle Invasive Bladder Cancer: Developing Drugs and Biologics for Treatment Guidance for Industry, February 2018 CRR is Complete Response Rate, DoR is Duration of Response, BCG is bacillus Calmette - Guérin, WHO is World Health Organization 6 Our long - term relationship with the agency has allowed us to shape our nonclinical and clinical program in alignment with FDA guidance • Conduct nonclinical studies to assess toxicity in animal models • Conduct nonclinical studies to demonstrate anti - tumor activity • Conduct nonclinical studies to determine optimal dose and schedule • Examine anti - tumor activity and optimal dose schedule in early phase clinical trial • Papillary cohort endpoint of recurrence - free survival (time to event endpoint) • CIS studied in single - arm trial with CRR & DoR as primary endpoints • Papillary cohort not in primary efficacy endpoint • Prefer intravesical vs. systemic • Specifically define trial entry criteria • Definition of BCG - unresponsive disease • 2004 WHO classification for tumor grading • Central pathology review of biopsy tissue and urine cytology • Collect data on patients’ previous anti - cancer therapies • Enroll patients who reflect clinically relevant patient population • Optimize risk - benefit balance with dose selection • Definition of CRR • Collect time to cystectomy data • Lower bound of 95% confidence interval rules out clinically unimportant CRR • Nonclinical studies to determine need for evaluation of systemic toxicity • Consistent efficacy and safety data across Phase I, II and III trials 2018 FDA Guidance Vicinium Clinical Program 6 x x x x x x x x x x x x x x x x x x x x

We believe the totality of Phase III data suggest a strong benefit-risk profile

PIII
All Cohorts

Endpoint	How Endpoint is Measured	Preliminary Results
Complete Response Rate (CRR) Primary Endpoint CIS patients	Defined as the proportion of patients who show no evidence of high-risk disease, or disease progression (e.g., T2 or more advanced disease).	• 39% CRR at 3 months • Lower bound of 95% CI rules out clinically unmeaningful CRR • Higher complete response in patients receiving less BCG
Duration of Response (DoR) Primary Endpoint CIS patients	Defined as the time of complete response to treatment failure.	• ~50% duration of 9 months or greater (12 months of therapy) • ~40% duration of 21 months or greater (24 months of therapy) • The longer the duration, the higher the probability of remaining disease-free
Time to Disease Recurrence Secondary Endpoint Papillary patients	Defined as the time from the date of first dose of study treatment to treatment failure.	• Median time to recurrence is 402 days • ~50% probability of remaining recurrence-free for 12 months • Nearly 40% probability of remaining recurrence-free for 24 months
Time to Cystectomy (TtC) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to surgical bladder removal.	• Average patient is cystectomy-free for 854 days • >75% of patients cystectomy-free at 2.5 years • Responders ~15x more likely to be cystectomy-free
Progression-Free Survival (PFS) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to disease progression (e.g. T2 or more advanced disease) or death as a first event.	• ~95% of patients are progression-free at 12 months • >85% of patients progression-free at 24 months • Median PFS has not been reached
Event-Free Survival (EFS) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to treatment failure or death as a first event.	• 30% of patients are event-free at 12 months • 22% of patients remain event-free at 18 months • 20% of patients remain event-free at 24 months
Overall Survival (OS) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to death from any cause.	• >99% of patients have overall survival at 12 months • >90% of patients have overall survival >2.5 years • Median OS has not been reached
Safety Secondary Endpoint All Cohorts	Full review of all safety data from Phase III	• 2% treatment-related SAEs • 4% treatment-related Grade 3-5 • Increased dosing in Phase III did not increase severity of AEs
Tolerability Secondary Endpoint All Cohorts	Full review of all tolerability data from Phase III	• AEs generally low grade • Low rate of discontinuations for AEs • No age-related increase in AEs

Note: Data reflected are as of March 1, 2019 data cutoff

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Duration of Response: For patients treated with Vicinium for three months, at each time point a CR is confirmed, the probability of maintaining a CR increases 8 15% 43% 54% 68% 0% 20% 40% 60% 80% Day 0 CR at 3 months CR at 6 months CR at 9 months Probability of Maintaining Complete Response for at Least One Additional Year * Probability of CRR for 12 months PIII CIS Patients *As estimated by Kaplan - Meier (starting at time of designated CR) Note: Data reflected are as of March 1, 2019 data cutoff 15% 54% 80% 94% 0% 20% 40% 60% 80% 100% Day 0 CR at 3 months CR at 6 months CR at 9 months Probability of CRR for Additional 12 months Probability of Maintaining Complete Response for at Least One Year After Start of Therapy

Complete and Partial Response: In our Phase II clinical trial, 83% of patients had a complete or partial response

PII
CIS Patients


Start of
Treatment with
Vicinium
3-Month Response
~40% of patients had a complete response
~43% of patients had a partial response
~17% of patients have no response

*Note: Data referenced are from Phase II clinical trial, n=45 (~40% of patient had a complete response at 3 months; 60% of patients did not have a complete response and, of those, 71% of patients had a partial response). Partial response as measured by bladder mapping, is defined by non-complete response patients who had either a reduction in tumor size or did not experience an increase in bladder area affected. Bladder mapping was not done as part of the Phase III trial, therefore partial response data are not available.
Note: Data reflected are as of March 1, 2019 data cutoff

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Latest global BCG shortage expected to last at least through remainder of 2019

2012	2013	2014	2015	2016	2017	2018	2019
Sanofi suspends production of BCG Connaught strain during facility renovations		Merck announces shortages of BCG Tice strain			Sanofi discontinues all global production of BCG Connaught strain		Merck announces supply constraints of BCG Tice strain expected to last throughout 2019

BCG Shortage Current Events:

- Since 2012, Merck has been the sole supplier of BCG in the US and the majority of countries worldwide.
- Merck has changed its TICE BCG distribution strategy, now allocating exclusively to distributors and wholesalers based on product supply and historical purchasing patterns.
- Merck anticipates this global supply constraint to continue throughout 2019.
- Many prominent groups such as AUA, BCAN, LUGPA, etc. are advocating with the FDA and payers to find solutions.
- The AUA has issued updated guidance for high-risk NMIBC to maximize patient care, including decreased dosing, delayed maintenance therapy, first line use of alternative therapies, and earlier surgical intervention via radical cystectomy.

Sources and Additional Information:
Wall Street Journal. *Sanofi to Stop Production of Bladder Cancer Drug BCG*. Peter Loftus. 2016.
https://www.auanet.org/practice-resources/bcg-info/bcg-shortage-notice
https://www.bcan.org/2019-bcg-shortage-bladder-cancer/

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We believe our Phase III data suggests Vicinium may be cystectomy - sparing by significantly delaying or avoiding cystectomy for patients 11 Your Bladder: A Hero Organ Radical Cystectomy: Life - Altering Surgery ▪ Self - controlled storage organ in the body ▪ Holds urine for release so the body is not exposed to harmful toxins and waste ▪ Part of the urinary system; partners with lungs, skin, and intestines to keep chemicals and water in the body balanced and healthy ▪ Integrated with male and female reproductive systems ▪ Often a 10 hour or longer surgery ▪ In women, removal of the entire bladder includes removal of the uterus, fallopian tubes, ovaries and cervix, part of the vaginal wall, and surrounding tissue ▪ In men, removal of the entire bladder includes removal of the prostate, seminal vesicles, and surrounding tissue ▪ Radical cystectomy requires life - long catheterization and urinary diversion Sources and Additional Information: Bladder Cancer Advocacy Network (BCAN). Bladder Removal Surgery. May 2017. FDA Guidance: The goal of therapy in patients with BCG - unresponsive NMIBC is to avoid cystectomy.

June 2019 Company Highlights 1. Positive interactions with FDA on May 20 th and June 6 th resulting in greater confidence in our regulatory and commercial pathway 2. Long - term relationship with the FDA enables high level of alignment with regulatory guidelines 3. Vicinium appears to demonstrates compelling benefit - risk profile with the potential to be BCG and cystectomy - sparing 12

Additional Information 13

ADDENDUM TABLE OF CONTENTS 1. Updated Phase III data further demonstrate a compelling benefit - risk profile * 2. Strong regulatory and commercial rationale 3. Manufacturing process expected to be reliable and inexpensive 14 *Updated Phase III data are as of the March 1, 2019 data cut

• Antibody fragment (scFv) targeting EpCAM linked to a cytotoxic payload (Pseudomonas exotoxin A) to form a single protein • EpCAM over - expressed in cancer cells • Highly selective targeting of cancer cells while generally avoiding normal cells • Inhibits protein synthesis, and kills both rapidly proliferating and slow - growing cancer cells • Effective against multi - drug resistant cancer cells • High potency relative to other available agents Vicinium is a small, single protein strand that selectively targets cancer cells Antibody Fragment Exotoxin A Payload Linker 15

Vicinium: Dual Mechanism of Action



Mechanism 1:
Kills cell directly
Exotoxin A Payload
Non-cleavable peptide Linker
Antibody Fragment
Vicinium
Vicinium selectively targets EpCAM
Vicinium does not induce expression of immunosuppressive markers
Vicinium causes immunogenic cell death by triggering damage-associated molecular patterns (DAMPs)
DAMPS
Neoantigen release
"Eat signal"
"Find signal"
APC Activation
Mechanism 2:
Activates immune system
Neoantigen presentation and T cell activation
T cell proliferation
Memory T cell
T cells recognize neoantigen and kill cancer cells
Ligand-checkpoint interaction deactivates anti-tumor response
Checkpoint
Ligand
Checkpoint inhibitor
Checkpoint inhibitors reactivate T cell anti-tumor activity

Scientific Hypothesis:

Induction of immunogenic cell death by Vicinium may facilitate a T-cell mediated anti-tumor response that could synergize with the ability of checkpoint inhibitors to relieve immunosuppression

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: Vicinium demonstrates a strong benefit - risk profile in our Phase III Trial 17 Benefit Risk Safety and Tolerability Selectively targets cancer cells while generally avoiding healthy cells Favorable profile relative to BCG, Valstar , checkpoint inhibitors No dose or age - related increase in AEs Intravesical administration Efficacy Surrogate Endpoints Health Outcomes Phase III clinical trial is an open - label, multicenter, single - arm Phase III registration trial for the treatment of high - risk N MIBC patients who are designated to be BCG - unresponsive after adequate treatment with BCG. Adequate BCG is defined as at least two courses of BCG with at least five doses in the first course and t wo in the second. Preliminary data as of March 1, 2019. Time to Cystectomy FDA Guidance: The approval of a marketing application is based on a favorable risk - benefit assessment.

Complete Response Rate: Our Phase II and Phase III clinical trials are highly consistent for Complete Response Rate 18 40% 27% 18% 16% 39% 28% 21% 15% 0% 10% 20% 30% 40% 50% 3-Month CRR 6-Month CRR 9-Month CRR 12-Month CRR Complete Response Rate (CRR) in Carcinoma in situ Patients % of Patients with Complete Response *Note: Phase III data reflect an ad hoc analysis of pooled results of patients in cohorts 1&2 with Carcinoma in situ (with or wi thout papillary disease) that were determined to be refractory or recurred less than 11 months after their last course of adequate BCG. As of the March 1, 2019 data cut, 91 of 93 patients hav e completed the 12 - month diagnostic test. For cohort - specific complete response rates, including confidence intervals, refer to slide 27. 3 - month 6 - month 9 - month 12 - month Legend: Phase II (n=45) Phase III (n=91/93) * 95% CI PII & PIII CIS Patients Clinically Unimportant CR rate = 0% by natural history

19 Duration of response is defined as the time of complete response to treatment failure. *Not Estimable, the upper bound for the 95% confidence interval has not reached the median. **Note: Data reflect an ad hoc analysis of pooled results of patients in cohorts 1&2. Median duration of response for the pri mar y endpoint, Cohort 1 (n=86) is 287 days (95% CI=127 - NE), and duration of response for Cohort 2 (n=7) is 288 days (95% CI=167 - NE), based on the Kaplan - Meier method. PIII CIS Patients KM Estimate Censored 95% CI X 54% 39% Patients still on treatment (n=8) End of trial Median Duration of Response is 288 days (95% CI, 155 - NE* days) (9.5 months)** At time of first CR (90 days) Each time point a CR is confirmed, the probability of maintaining a CR increases 3 6 9 12 15 18 21 Patients with CR at 2 years of treatment (n=5) 3 6 9 12 15 18 21 Time after first CR (months) Time after first CR (months) Individual CIS patients At time of first CR (90 days) KM Evaluable Patients: 36 35 21 16 10 7 6 4 100 80 60 40 20 0 Duration of Response: 54% of CIS patients who were complete responders at 3 months remained disease - free for a total of 12 months after starting treatment % of Patients with Complete Response

Duration of Response : Vicinium is generally more efficacious in CIS patients treated with less BCG 20 Note: Data reflected consists of Cohorts 1&2 patients (n=93) *Not Estimable, the upper bound for the 95% confidence interval has not reached the median. PIII CIS Patients Median 100 80 60 40 20 0 % of Patients with Complete Response At time of first CR (90 days) Time after first CR (months) KM Evaluable Patients 7 - 10 BCG instillations : 8 8 6 4 2 2 2 2 KM Evaluable Patients ≥11 BCG instillations: 28 27 15 12 8 5 4 2 3 6 9 12 15 18 21 7 - 10 BCG instillations (n=8) ≥11 BCG instillations (n=28) Legend: Censored X 69% 25%

21 Time to Disease Recurrence: For high - risk papillary patients who were treated with Vicinium, 50% are disease - free at 1 year Time to disease recurrence: defined as the time from the date of the first dose of study treatment to treatment failure. *Not Estimable, the upper bound for the 95% confidence interval has not reached the median. Note: Data reflect results of patients in cohort 3 (n = 40) with high - grade Ta or T1 tumors (without Carcinoma in situ ) that recurred within 6 months of adequate BCG. PIII Papillary Patients Median time to recurrence is 402 days (95% CI, 170 - NE* days) (13.2 months) 50% 36% 3 6 9 12 15 18 21 24 0 Time on treatment (months) % of Patients Recurrence - Free KM Evaluable Patients: 40 34 23 17 14 11 9 4 2 100 80 60 40 20 0 FDA Guidance: Sponsors can include patients with completely resected lesions and no evidence of CIS in these single - arm trials b ut should not include them in the evaluation of the primary efficacy endpoint. KM Estimate Censored 95% CI X Legend:

Time to Cystectomy: The average patient remains cystectomy - free for 854 days (~28 months) after treatment with Vicinium 22 Time to cystectomy: defined as the time from the date of first dose of study treatment to surgical bladder removal. Data refl ect ed consist of patients from all cohorts 1, 2 & 3 (n=133). Note: Average time to cystectomy from transurethral resection of bladder tumor (TURBT) for NMIBC patients with high - risk papillary dis ease in Europe is ~105 days ( National Institute of Health, Timing of radical cystectomy in Central Europe - multicenter study on factors influencing the time from diagnosis to radical tre atment of bladder cancer patients , Poletajew S, et al., 2015. ) Additional FDA guidance s tates that although delay in radical cystectomy is considered a direct patient benefit, the variations in patient and health care provid er preferences can confound the interpretation of this endpoint in randomized trials and particularly in single - arm trials. Nevertheless, sponsors should collec t these data, which may provide supportive evidence of effectiveness. PIII All Cohorts FDA Guidance: The goal of therapy in patients with BCG - unresponsive NMIBC is to avoid cystectomy. % of Patients Cystectomy - Free Median 3 6 9 12 15 18 21 24 0 27 30 33 Time on treatment (months) KM Estimate Censored 95% CI X Legend: Responders are ~15 times more likely than non - responders to remain cystectomy - free at 2.5 years KM Evaluable Patients: 133 127 110 95 66 48 36 32 20 11 5 1 100 80 60 40 20 0

Key Survival Endpoints: Early survival data is encouraging regarding health outcomes for patients treated with Vicinium

PIII
All Cohorts

Progression-Free Survival		
Time Point	Evaluable Patients	Progression-free Survival (95% CI)
6-months	50	99% (97%-100%)
12-months	21	96% (89%-100%)
18-months	9	88% (71%-100%)
24-months	4	88% (71%-100%)
Event-Free Survival		
Time Point	Evaluable Patients	Event-free Survival (95% CI)
6-months	128	41% (32%-49%)
12-months	119	30% (22%-38%)
18-months	111	22% (14%-29%)
24-months	99	20% (12%-28%)
30-months	97	20% (12%-28%)
Overall Survival		
Time Point	Evaluable Patients	Overall Survival (95% CI)
6-months	116	99% (98%-100%)
12-months	85	99% (98%-100%)
18-months	52	96% (92%-100%)
24-months	29	96% (92%-100%)
30-months	14	91% (81%-100%)

Progression-free survival: defined as the time from the date of first dose of study treatment to disease progression (i.e. T2 or more advanced disease) or death as a first event.
Event-free survival: defined as the time from the date of first dose of study treatment to treatment failure or death as a first event.
Overall survival: defined as the time from the date of first dose of study treatment to death from any cause.
Note: Data reflected consist of patients from all cohorts 1, 2 & 3 (n=133).

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24 Treatment - Related AEs (% patients) All AEs (% patients) Any AE Urinary tract infection Dysuria Hematuria Pollakiuria (frequency of urination) Fatigue Diarrhea Micturition urgency Nausea Lipase increased Safety and Tolerability: In our Phase III trial, AEs were generally low grade and resulted in a low rate of discontinuation Grade 1 or 2 AEs Grade 3 - 5 AEs Grade 1 or 2 Treatment - related AEs Grade 3 - 5 Treatment - related AEs Legend: Note: AE=Adverse Event PIII All Cohorts Safety profile of Vicinium is favorable relative to BCG, Valstar and checkpoint inhibitors.

Safety and Tolerability: Our Phase II and Phase III clinical trials are highly consistent for safety and tolerability

PII & PIII
All Cohorts

Increased dosing in the Phase III trial does not lead to an increase in incidence or severity of AEs

Treatment-related serious adverse events reported:

- Phase II Clinical Trial: 6 SAEs reported, none determined to be related to treatment by the investigator.
- Phase III Clinical Trial: 3 patients reported 4 events including grade 4 cholestatic hepatitis, grade 5 renal failure[1], grade 3 acute kidney injury[2], and grade 2 pyrexia.

Category	Phase II (n=46)	Phase III (n=133)
Any AE	43 (94%)	117 (88%)
Grade 3-5 AEs	9 (20%)	29 (22%)
Treatment-related AEs	30 (65%)	65 (49%)
Treatment-related Grade 3-5 AEs	3 (7%)	5 (4%)
Any SAE	6 (13%)	19 (14%)
Treatment-related SAEs	0 (0%)	3 (2%)
Discontinuations due to AEs	0 (0%)	5 (4%)

[1]90-year-old man started the trial Mar. 2016. In May 2016, admitted for renal failure and started dialysis. Two weeks later, patient opted to discontinue dialysis, entered hospice and died in Jun. 2016. Case reported to DSMB, FDA and Health Canada. [2]74-year-old man started the trial Nov. 2016. In Dec. 2016, admitted for acute kidney injury. In 2017, protocol amended to enhance monitoring, and investigators educated. No new serious related renal events since.

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Phase III Trial: Patient Demographics CHARACTERISTICS COHORT 1 COHORT 2 COHORT 3 CIS that recurred within 6 months of adequate BCG (Refractory) CIS that recurred >6 months but ≤11 months of adequate BCG (Relapsing) Papillary tumors (without CIS) that recurred within 6 months of adequate BCG Total patients enrolled 86 7 40 Evaluable patients at 3 - months 86 7 40 Evaluable patients at 6 - months 86 7 40 Evaluable patients at 9 - months 85 7 39 Evaluable patients at 12 - months 84 7 39 Median age (years) 73 67 75 Males/Females 63/23 6/1 34/6 Median prior treatment for NMIBC BCG cycles (courses) BCG cycles (instillations) Intravesical chemotherapy TURBT 3 (range 2 - 14) 12 (range 8 - 45) 0 (range 0 - 23) 3 (range 0 - 28) 3 (range 2 - 10) 12 (range 8 - 48) 0 (range 0 - 6) 3 (range 0 - 10) TURBT: transurethral resection of bladder tumor Note: Data reflected are as of March 1, 2019 data cutoff 26

Phase III Trial: Data Tables by Cohort for Carcinoma in situ 27 Cohort 1 (n=86) Complete Response Rate Time Point Evaluable Patients Complete Response Rate (95% Confidence Interval) 3 - months n=86 37% (27% - 48%) 6 - months n=86 26% (17% - 36%) 9 - months n=85 19% (11% - 29%) 12 - months n=84 15% (9% - 25%) Cohort 2 (n=7) Complete Response Rate Time Point Evaluable Patients Complete Response Rate (95% Confidence Interval) 3 - months n=7 57% (18% - 90%) 6 - months n=7 57% (18% - 90%) 9 - months n=7 43% (10% - 82%) 12 - months n=7 14% (0% - 58%) Note: Data reflected are as of March 1, 2019 data cutoff

Additional Vicinium Clinical Data 28 Preliminary Phase II vs. Phase III Complete Response Rate Time Point Phase II Pooled CRR (95% Confidence Interval) Phase III Pooled CRR (95% Confidence Interval) 3 - months 40% (26% - 56%) 39% (29% - 49%) 6 - months 27% (15% - 42%) 28% (19% - 38%) 9 - months 18% (8% - 32%) 21% (13% - 30%) 12 - months 16% (7% - 30%) 15% (9% - 24%) Phase III: Biweekly induction doses for 6 weeks followed by weekly dosing for 6 weeks; if a CR achieved, proceed to maintenance of every ot her week dosing for 2 years total. Phase II: Cohort 1: 6 weekly induction doses, 6 weeks off; if a CR achieved, proceed to maintenance dosing of every 3 months for 9 mont hs; those with residual disease at 3 months had option of to start maintenance or receive a second induction course. Cohort 2: 12 weekly induction doses; if a CR achieved, proceed to maintenance dosing of every 3 months for 9 months. Dosing: Note: Phase III data are as of March 1, 2019 data cutoff

Complete Response Rate: We believe our 95% confidence interval rules out the CRR for Valstar and a clinically unmeaningful CRR 29 FDA Guidance: For single - arm trials of patients with BCG - unresponsive NMIBC in patients with CIS that use complete response rate as the primary endpoint, the lower bound of the 95 percent confidence interval around the observed response rate should rule out a clinically unimportant com plete response rate. 0% 5% 10% 15% 20% 25% 30% 35% 40% 6-Months 12-Months Valstar 1 Complete Response Rate Sources: 1 Valstar prescribing information. 6 - month complete response data used as basis for FDA approval of Valstar in 1998. 2 Everyday Urology. Volume 1 Issue 3. Emerging Therapy for BCG - Unresponsive Non - Muscle Invasive Bladder Cancer. Dinney 2016. Data reflected are as of March 1, 2019 data cutoff 95% CI Legend: Vicinium 38% 28% 19% 18% Valstar 2 8% 9% Vicinium 15% 24% CRR PIII CIS Patients Duration of Response for patients with CR at 6 months: Valstar : 13.5 months 1 Vicinium: 20.8 months Time to Cystectomy for patients with CR at 6 months: Valstar : 30 months 2 Vicinium: No cystectomies in this group Clinically Unimportant CR rate = 0% by natural history

Safety and Tolerability: No age - related increase in adverse events in our Phase III trial 30 Note: Data reflected consist of patients from all cohorts 1, 2 & 3 (n=133) as of March 1, 2019 data cutoff . Mean AEs for all patients: 4.6 (range 0 - 26), Mean treatment - related AEs for all patients: 1.5 (range 0 - 17). PIII All Cohorts 0 1 2 3 4 5 6 Adverse Events Treatment - related Adverse Events Mean AEs per patient 54 - 69 (n=40) 70 - 79 (n=57) 80+ (n=36) Age (years) 5.0 1.8 4.7 1.6 4.2 0.9

ADDENDUM TABLE OF CONTENTS 1. Updated Phase III data further demonstrate a compelling benefit - risk profile 2. Strong regulatory and commercial rationale 3. Manufacturing process expected to be reliable and inexpensive 31

Bladder cancer is highly prevalent with tremendous unmet medical need

~550,000 New Cases Each Year Globally[1]


North America
~95K
Europe
~195K
Asia Pacific
~180K
Africa
~30K
Middle East
~25K
South America
~25K

- $4B+ in annual treatment costs for bladder cancer in the US alone[2]
- 75-85% diagnosed as NMIBC[3]
- Limited treatment options for high-risk NMIBC
  - Only three approved treatments in the last 100 years
  - BCG remains standard-of-care in many countries
    - 50% patients fail within the 1st year[2]
    - 90% of patients fail within 5 years[2]
  - Radical cystectomy is recommended option after BCG
  - Global BCG shortage potentially limiting access and full dosing for patients

Sources: [1]World Cancer Research Fund. Bladder Cancer Statistics. 2019. [2]Mossanen M. Curr Opin Urol. 2014. [3]Therapeutic Advances in Urology. *Best Practices in the Treatment of Non-muscle Invasive Bladder Cancer.* 2012.

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Carcinoma in situ : the most difficult form of NMIBC to treat 33 Note: Diagram is for illustrative purposes (Carcinoma in situ ) Normal inner lining • Field change disease often involving the entire bladder lining that is very difficult to treat • Failed on two or more courses of BCG, which is the gold standard for treatment of high - risk NMIBC • Rigorous local and independent central review of all urine cytology and biopsy samples • Complete response definition means that the bladder is completely cancer free at each timepoint Clinical Trial Implications: Carcinoma in situ vs. Normal Bladder Lining:

Significant unmet need for innovative medical therapies to treat NMIBC 34 Product FDA Approval Additional Product Information Thiotepa 1959 Rarely used in current treatment regimens BCG* 1989 (Tice) Recommended first line treatment Surgery: Radical Cystectomy Recommended second line treatment Valstar 1998 Used only when radical cystectomy is contraindicated Source: National Institute of Health. Development of Systemic and Topical Drugs to Treat Non - muscle Invasive Bladder Cancer . Jarow et. al. 2015. *Note: BCG Connaught strain was approved in 1990 and supply in the US in 2012. Only 3 products have ever been approved by the FDA for NMIBC

Radical cystectomy remains recommended treatment option after BCG failure 35 • Complex, long surgical procedure (10+ hours) • Significant rates of morbidity (30 - 60% within 90 days) and mortality (2 - 9% within 6 months) 2 – 64% complication rate within 90 days 3 – ~35% of patients require ER visits and 26% require readmission 3 – Additional complications can occur as most patients with NMIBC are elderly and often have co - morbidities • Tremendous impacts to patient quality of life • Life following radical cystectomy requires catheterization and urinary diversion 60 - 70% lifetime risk of cystectomy associated with NMIBC 1 Source: 1 Aldousari, S. Can Urol Assoc. J. 2010 Feb. 2 Steinberg P. Expert Rev Anticancer Ther . 2012. 3 HFalchook, A. Bladder Cancer: Mortality, Morbidity, and QoL After Treatment . 2014.

Patient surveys have shown that the experience of those with bladder cancer is one of the poorest 1 36 Treatment Options 86 72 68 75 65 47 0 10 20 30 40 50 60 70 80 90 Category 1 Category 3 Category 2 Key Drivers of Poor Patient Journey in Bladder Cancer vs. Average Experience Among 5 Most Common Cancers 2 Doctor/Patient Interaction Patient Support Programs 3 Most Common Cancers Bladder Cancer Most Common Cancers Bladder Cancer Most Common Cancers Bladder Cancer Sources: 1 Cancer Patient Experience Survey 2011/12 . Department of Health. N=71,793. https://www.quality - health.co.uk/resources/surveys/national - cancer - experience - survey/201112 - national - cancer - patient - experience - survey - 1/201112 - national - cancer - patient - experience - survey - reports/49 5 - cancer - patient - experience - survey - national - report - 2011 - 12/file . 2 Most common cancers include breast, lung, prostate, colorectal, and skin cancers. SEER Database. https://seer.cancer.gov/statfacts/html/urinb.html . 3 Includes self - help groups and financial assistance. % of Patients Who Had Experience

Virtuous Cycle: High possibility that all three key segments are advocates & take action



Physicians
(Ancillary HCPs)
Patients
(Caregivers/ families)
Payers
(Private/ public)
Rx Vicinium before RC
Ask doctor for Vicinium
Reimburse and advocate for appropriate use of Vicinium
Advocate for product reimbursement
Encourage use of Vicinium before RC
Advocate for product reimbursement

Sources:
Sesen Bio internal market research: Patient Journey Insights, Blue Print qualitative study May 2018, n=24; Sesen Market Opportunity, Monitor Deloitte qualitative and quantitative (n=34) study October 2018; Community Urologist in-depth interviews (IDIs), October 2018, n=5; [6]Sesen Bio Qualitative Market Research Urologist/KOL IDIs February 2019, n=11.

Note: RC= Radical Cystectomy

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BCG TREATMENT VICINIUM TREATMENT 2 - hour infusion, hold, and rotation Administration through urinary catheter Treated by Urologist (same Urologist) Medical support team throughout care (same team) Response assessment every 3 months V icinium as potential to provide continuity of care for patients with NMIBC 38 “I have been struck by the high patient tolerability of Vicinium which is instilled just like intravesical chemotherapy or BCG, making it easy for the treating Urologist.” - Dr. Michael Jewett, Key Opinion Leader and Phase II clinical trial lead investigator

Addressable Market (US) 39 Annual Volume ~80K 1 Patients diagnosed with bladder cancer Patients diagnosed with NMIBC CIS: ~20% 2 Sources: 1 National Cancer Institute, SEER Cancer Stat Facts: Bladder Cancer, 2017. 2 Therapeutic Advances in Urology. Best Practices in the Treatment of Non - muscle Invasive Bladder Cancer. 2012. 3 Aldousari, S. et al (2010). Update on the management of non - muscle invasive bladder cancer. Can Urol Assoc J , 4(1), 56 - 64. 4 Memorial Sloan Kettering Cancer Center. Bladder Cancer Management After BCG Failure . 2014. 5 ClearView Analysis March 2019. 6 Sesen Bio Qualitative Market Research Urologist/KOL IDIs February 2019, n=11 . 7 Phase III trial data. ~75% - 85% of bladder cancer diagnoses are NMIBC 2 ~40% - 50% of NMIBCs are high - risk 3 ~50% - 90% of BCG treatments fail or disease recurs 4 ~30% - 60% of patients would be treated with Vicinium 6 Patients treated with Vicinium in Year 1 Patients where BCG has failed or disease recurred Papillary : ~80% 2 Patients with high - risk NMIBC: Patients with access to branded treatment ~75% - 90% have access to branded treatment 5 Patients treated with Vicinium in Year 2 Average patient is on Vicinium for 30 weeks in year 1 7 Average patient is on Vicinium for 14 weeks in year 2 7

0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2,200 2,400 2,600 2,800 3,000 3,200 3,400 3,600 3,800 4,000 4,200 4,400 4,600 4,800 BCG Prescribers Prescribers Only ~1,500 Urologists account for the bulk of NMIBC treatment and are concentrated in group practices allowing for a very efficient commercial model 40 ~1,500 Urologists treat 75% of patients % of Patients Source: 1 AUA State of the Urology Workforce and Practice in the United States. 2017. 2 Health Verity 2019. ~60% of Urology practices have ≥5 Urologists 1 2

Pricing and Reimbursement (US) 41 Price Reference (Annual Cost) 1 $200K $0K Sources: 1 Center for Medicare and Medicaid Services (CMS) Average Selling Price (ASP) Price List. CI price benchmarks are based on Keyt rud a, Opdivo and Tecentriq . 2 Payer Interviews, ClearView Analysis, n=10, March 2019. * Note: Payers cited a possibility of using a step edit, but could not be certain, as the ability to use a step edit is new to the ir organization’s Medicare Advantage medical benefit. PA = Prior Authorization 0% 50% 100% $60 K $30 K Proportion of Payers $90 K $150 K Key: Unrestricted Coverage PA to Label PA to Trial Risk of Step Edit* Not on Formulary Payer Management Responses to Pricing 2 CI 1 CI 2 CI 3 Price Range of Checkpoint Inhibitors (CIs) for Urothelial Carcinoma $100K $50K $150K

We estimate the OUS opportunity for Vicinium is 2-3 larger than the US

Geography	Est. Incidence Relative to U.S.[1]	Est. Price Relative to U.S.[2]
EU5	1.2 – 1.4	0.50 – 0.71
Japan	0.4 – 0.6	0.60 – 0.70
Rest of Europe (Not including EU5)	1.0 – 1.2	0.60 – 1.10
North America (Not including U.S.)	0.1 – 0.3	0.55 – 0.70
South America	0.2 – 0.4	0.50 – 1.00
Asia (Not including Japan)	1.6 – 1.8	0.40 – 0.60
Africa	0.3 – 0.5	~0.75[3]
Middle East	0.2 – 0.4	1.10 – 1.20
Oceania	0.05 – 0.2	0.55 – 0.70

Sources: Ferlay. Intern. J. Canc. 2015; UN World Population Reports; SEER; GLOBOCAN; RedBook; Lauertaxe; Ameli; NICE; Vademecum; AIFA; NHI; CADTH; ANVISA; CBiP; Danish Medicines Agency; The Pharmaceutical Benefits Scheme; Saudi Food & Drug Authority; South African Medicine Price Registry; FiercePharma; ClearView Analysis. [1]Relative incidence is calculated from total bladder cancer, and does not account for differences in the distribution of patients between NMIBC and MIBC. [2]Pricing multiplier is based on publicly available pricing information; averaged based on ex-manufacturer price of Keytruda and Opdivo, and is likely to vary greatly for each pharmaceutical, and across different countries within each region. [3]South Africa price multiplier was based on Keytruda only, as Opdivo has not yet been priced.

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ADDENDUM TABLE OF CONTENTS 1. Updated Phase III data further demonstrate a compelling benefit - risk profile 2. Strong regulatory and commercial rationale 3. Manufacturing process expected to be reliable and inexpensive 43

Manufacturing of Vicinium is expected to be reliable and inexpensive


Cell Bank
Shake flask
2000 L Production Bioreactor
Centrifugation
(bulk solids removal)
Filtration
(MF for fine solids removal and UF/DF for buffer exchange)
5 Column Purification
1: Q-Sepharose FF
2: Ni²⁺ IMAC
3: Q-Sepharose HP
4: CHT
5: Q-Sepharose HP
(Crude capture)
(Affinity capture, LMW impurities)
(HMW aggregates removal)
(HCP removal)
(Concentration step)
BDS Formulation
(UF/DF for buffer exchange)
DP Fill Finish
(7 mL @ 5mg/mL)

MF, microfiltration; UF, ultrafiltration; DF, diafiltration; FF, Fast-flow; IMAC, immobilized metal affinity chromatography; HP, High-performance; CHT, ceramic hydroxyapatite; BDS, bulk drug substance; DP, drug product; LMW, low molecular weight; HMW, high molecular weight; HCP, host-cell protein.

Source: Arjune Premsukh, Joelle Lavoie JM, Jeannick Cizeau, Joycelyn Entwistle, Glen MacDonald. Protein Expression Purification. 2011 Jul;78(1):27-37.

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Vicinium Comparability Strategy * Guidance “If a manufacturer can provide assurance of comparability through analytical studies alone, nonclinical or clinical studies with the post - change product are not warranted.” 1 Sesen’s analytical comparability plan is comprised of 4 key elements: 1. Analytical Release Testing • Assesses the purity, biological activity and general characteristics of the protein (e.g. purity by HPLC, endotoxin content) 2. Biophysical Characterization • Assesses the structural characteristics of the protein (e.g. Peptide Mapping, Differential Scanning Calorimetry) 3. Forced Degradation Studies • Assesses the degradation pathway of the protein when exposed to stress conditions (e.g. purity by HPLC after temperature and pH extremes) 4. Stability Studies • Assesses the stability of the protein under long - term and accelerated storage conditions (e.g. purity by HPLC after storage at - 20 ° C and 2 - 8 ° C) * As of May 20, 2019, the Type C CMC meeting has been completed and we have reached agreement with the FDA on the Analytical Comparability Plan. Subject to final comparability data to be provided in the BLA submission, no additional clinical trials t o e stablish comparability are deemed necessary at this time. 1 International Conference on Harmonisation (ICH) Q5E, Comparability of biotechnological/biological products subject to changes in their manufacturing process. HPLC, high performance liquid chromatography. 45

» Licensed for commercial production of 8 approved products » 25+ years developing and manufacturing biologics » 310+ protein - based therapeutics in development and / or manufacturing » Proven track record with FDA and worldwide regulatory agencies Baxter’s BioPharma Solutions Business: » 160 clinical and commercial programs » 60+ years of experience in manufacturing of oncology products » ISPE 2016 Facility of the Year Award at site of Vicinium manufacture » Proven track record with FDA and worldwide regulatory agencies We have experienced partners for the global manufacturing and supply of Vicinium 46

Vicinium: A single cGMP Manufacturing Process

Vicinium cGMP manufacturing process producing a single fusion protein

• Inexpensive • Reliable • Simple (linear)


Bioreactor
Purification
(Generates Drug Substance)
QA Release
Fill/Finish
(Generates Drug Product)
QA Release
Market
Single cGMP process

ADCs: complex (branched) cGMP manufacturing - multiple cGMP processes involving process intermediates


Bioreactor
(mAb production)
Purification
(mAb intermediate)
QA Release
Modification Reaction
Conjugation Reaction
Purification
(Generates Drug Substance)
QA Release
Fill/Finish
(Generates Drug Product)
Linker Design
Linker Synthesis
QA Release
QA Release
Source Cytotoxic Payload
Cytotoxic Payload Preparation
cGMP process #1
cGMP process #2
cGMP process #3
cGMP process #4
QA Release
Market

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